Flotek Industries 8846 N. Sam Houston Pkwy W., Suite 150 Houston, Texas 77064 (713) 849-9911 www.flotekind.com FLOTEK APPOINTS BOND CLEMENT TO ROLE OF CHIEF FINANCIAL OFFICER HOUSTON, December 19, 2022 – Flotek Industries, Inc. (“Flotek”) (NYSE: FTK), a leader in technology-driven specialty green chemistry solutions, today announced the appointment of Mr. Bond Clement to the role of Chief Financial Officer. Mr. Clement began his career in 1993 within Arthur Andersen’s assurance services group focused primarily on energy related clients. He has more than 25 years of financial and accounting experience within the energy sector. Mr. Clement served for 17 years with PetroQuest Energy Inc., which was a publicly traded exploration and production company with oil and natural gas assets located in multiple basins throughout the U.S. His various financial and accounting related management roles at PetroQuest included 12 years as the Company’s Executive Vice President and Chief Financial Officer. Mr. Clement received a B.S. degree in Accounting, Cum Laude, from Louisiana State University and is a Certified Public Accountant (inactive). Mr. Clement serves on the Board of New Hope Community Development of Acadiana, an organization dedicated to breaking the generational cycle of poverty through educational initiatives. John W. Gibson, Jr., Chairman, President, and Chief Executive Officer of Flotek said “We are excited to welcome Bond Clement to Flotek. We believe the combination of his deep energy industry expertise and a proven track record as a public company CFO positions him to immediately add value as we transition into a profitable, cash generative company.” Mr. Clement commented, "I am thrilled for the opportunity to join the Flotek team at such a transformational period in the Company’s history. I look forward to augmenting the Company’s already strong focus on achieving profitability across the enterprise, which will ultimately be the driving force behind shareholder value creation." About Flotek Industries, Inc. Flotek Industries, Inc. creates solutions to reduce the environmental impact of energy on air, water, land and people. A technology- driven, specialty green chemistry and data company, Flotek helps customers across industrial, commercial, and consumer markets improve their Environmental, Social, and Governance performance. Flotek’s Chemistry Technologies segment develops, manufactures, packages, distributes, delivers, and markets high-quality cleaning, disinfecting and sanitizing products for commercial, governmental and personal consumer use. Additionally, Flotek empowers the energy industry to maximize the value of their hydrocarbon streams and improve return on invested capital through its real-time data platforms and green chemistry technologies. Flotek serves downstream, midstream, and upstream customers, both domestic and international. Flotek is a publicly traded company headquartered in Houston, Texas, and its common shares are traded on the New York Stock Exchange under the ticker symbol “FTK.” For additional information, please visit www.flotekind.com. Forward-Looking Statements Certain statements set forth in this press release constitute forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) regarding Flotek Industries, Inc.’s business, financial condition, results of operations and prospects. Words such as will, continue, expects, anticipates, intends, plans, believes, seeks, estimates and similar expressions or variations of such words are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements in this press release. Although forward-looking statements in this press release reflect the good faith judgment of management, such statements can only be based on facts and factors currently known to management. Consequently, forward-looking statements are inherently subject to risks and uncertainties, and actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. Further information about the risks and uncertainties that may impact Flotek are set forth in Flotek’s most recent filing with the Securities and Exchange Commission on Form 10-K (including, without limitation, in the “Risk Factors” section thereof), and in Flotek’s other SEC filings and publicly available documents. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Flotek undertakes no obligation to revise or update any forward- looking statements in order to reflect, any event or circumstance that may arise after the date of this press release. Inquiries, contact: Bernie Colson SVP – Corporate Development & Sustainability E: ir@flotekind.com P: (713) 726-5322 Exhibit 99.1